UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2020, Inovio Pharmaceuticals, Inc. (the “Company”) entered into an Other Transaction Authority for Prototype Agreement (the “OTA Agreement”) with the U.S. Department of Defense (the “DoD”) to fund the Company’s efforts in developing its next-generation intradermal electroportation device, known as CELLECTRA® 3PSP, and associated arrays to be used for delivery of the Company’s vaccine candidate, INO-4800, as protection against COVID-19. Under the OTA Agreement, the Company intends to develop the CELLECTRA 3PSP device and arrays for use in the U.S. military population and the U.S. population as a whole, subject to approval of the device by the U.S. Food and Drug Administration (the “FDA”). The OTA Agreement is also expected to support large-scale manufacturing of the CELLECTRA 3PSP device, as well as large-scale DNA plasmid production for manufacture and supply of a specified number of doses of INO-4800 in support of FDA approval of the device. The total amount of funding being made available to the Company under the OTA Agreement is approximately $54.5 million.

Under the OTA Agreement, the Company has agreed that, for a period of six years, it will not offer, sell or otherwise provide the production model of the CELLECTRA 3PSP prototype to any entity at a price lower than that offered to the DoD. In addition, if the Company develops a commercialized version or derivative of the production model of the prototype with similar capability and intended application, but at a lower unit price, the Company will be obligated to make the DoD aware of the similar product and the technical and price differences between the products, and no entity will be entitled to receive a lower price than the DoD for similar purchase quantities of such product.

The DoD may, among other things, suspend or terminate the OTA Agreement if the Company materially fails to comply with the provisions of the OTA Agreement after issuance of a cure notice and failure of the Company to cure the defect within a specified time. The DoD may also terminate the OTA Agreement in its discretion at any time upon at least 30 days’ prior written notice to the Company.

Additionally, on June 19, 2020, the Company was awarded a fixed-price contract (the “Procurement Contract”) from the DoD for the purchase of the Company’s intradermal CELLECTRA® 2000 device and accessories. The CELLECTRA 2000 devices will be used to inject INO-4800 in the Company’s planned later-stage clinical trials. The total purchase price under the Procurement Contract is approximately $16.6 million.

The foregoing description of the material terms of the OTA Agreement and the Procurement Contract does not purport to be complete and is qualified in its entirety by reference to such agreements, which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 7.01	Regulation FD Disclosure.

On June 23, 2020, the Company issued a press release announcing the total funding of $71 million being made available pursuant to the OTA Agreement and the Procurement Contract. The funding is being provided by the DoD’s Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (“JPEO-CBRND”) and JPEO-CBRND’s Joint Product Lead CBNRD Enabling Technologies. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On June 23, 2020, the Company established a new wholly-owned subsidiary, Inovio Asia LLC, established under the laws of South Korea, through which the Company intends to advance its corporate development projects and other functions in South Korea and other Asian countries.

As previously announced, on June 3, 2020, the Company filed a complaint in the Court of Common Pleas of Montgomery County, Pennsylvania (the “Court”) seeking a preliminary injunction to compel VGXI, Inc. and GeneOne Life Science, Inc. (together, “VGXI”) to facilitate the transfer of manufacturing methods, using VGXI’s technology, under the parties’ existing supply agreement. On June 25, 2020, the Court denied the Company’s petition for the preliminary injunction. The Company is exploring its legal options, including a potential immediate appeal of the Court’s decision. In addition, the Company is taking the next steps, including continuing discussions with third-party manufacturers, necessary to support the rapid and large-scale manufacturing of INO-4800 to address the urgent global health need caused by the COVID-19 pandemic.

Forward-Looking Statements

This report contains certain forward-looking statements relating to the Company’s business that involve a number of risks and uncertainties, including statements related to expected development and manufacturing of its CELLECTRA 3PSP device and its vaccine candidate INO-4800 and planned corporate activities in Asia. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including those discussed in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as other filings that the Company makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate.

In addition, the forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: June 25, 2020	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer